SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 10, 1994





                           CPI CORP.
__________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
___________________________________________________________________
(State or other jurisdiction  (Commission file  (IRS Employer
 of incorporation)             Number)         Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
___________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314) 231-1575
___________________________________________________________________




___________________________________________________________________
(Former name or former address, if changes since last report.)



















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                           SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                  ----------------------------
                                  Executive Vice President -
                                    Finance
                                  Principal Financial Officer



Dated:  October 11, 1994









































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ITEM 5.  OTHER EVENTS

On October 10, 1994, CPI Corp. issued the following Press Release:


































































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CPI ANNOUNCES SUCCESSFUL COMPLETION OF DIGITAL IMAGING
      INSTALLATIONS IN U.S. PORTRAIT STUDIOS;


               - ONE-TIME, NON-COMPARABLE EARNINGS INCREASE
                 OF SEVEN CENTS EXPECTED IN SECOND HALF.


ST. LOUIS, MO., October 10, 1994 - CPI Corp. (NYSE-CPY) announced today that the installation of digital imaging equipment in all of its U.S. Sears Portrait Studios was completed in September as expected. Customer reaction has been uniformly favorable, with sales volume for the first ten weeks of the third quarter higher than expected.

Commenting on the portrait studios segment, Alyn V. Essman, chairman and chief executive officer, said, "Because the new technology and the associated new marketing program enables customers to view proofs of their portraits at the time of sitting, they are ordering immediately, rather than waiting until later when they view the completed portraits. In view of this change in operations, the company is now required to recognize revenue from portrait sales at the time of sitting. The change in operations will affect the comparability of our financial results for the second half. Though it is difficult to predict the exact amount, we estimate that it will cause a non-comparable increase in earnings of about seven cents per share for the year."

Essman added, "The remainder of the third quarter and the early fourth quarter comprise the all-important Christmas season, which accounts for a highly disproportionate contribution to the year's earnings. This year's season is one of the most difficult to predict because of the vast changes in our marketing and technology. Nevertheless, while we see no reason to change our basic outlook, the change in revenue recognition leads us to increase our previous projections to an amount comfortably in excess of $1.12 per share for the year, barring any unforeseen circumstances."

Commenting on other segments, Essman said, "We continue to experience soft sales in photofinishing, but other divisions are operating as expected."

CPI Corp. is a consumer services company with $475.5 million in fiscal 1993 sales, operating over 1,800 retail locations, including 1,005 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 667 CPI/Fox Photo/Proex photofinishing locations, 107 Prints Plus wall decor locations, and 45 high-tech copy stores.





















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